Exhibit 99.1


                                  May 22, 2006




Dear Stockholder:

                                   A REMINDER

The General Motors Corporation Annual Meeting of Stockholders is scheduled to be held on June 6, 2006. According to our latest records, we have not yet received your proxy for this meeting.

A GM stockholder, John Lauve, recently filed materials with the Securities and Exchange Commission indicating that he may solicit votes for his own slate of director candidates at the Annual Meeting. GM's Board believes that electing the Lauve slate is not in the best interests of our stockholders and strongly recommends that you vote in favor of the Board's nominees, who are described in the proxy material you have received from GM. The Board also urges you to vote NO on items 3 through 8 on the proxy card.

Your vote is important. We urge you to give the proxy materials your immediate attention, and then submit your proxy via the Internet or by telephone, or sign and return the enclosed proxy card in the postage paid envelope provided.

Please disregard this notice if you have already submitted your proxy.

Thank you for your cooperation and your prompt response.


                                   Sincerely,

                                   /s/Nancy E. Polis
                                   Nancy E. Polis
                                   Corporate Secretary





Enclosures